Exhibit 10.4

[LOGO]

May 6, 2007

To:	Constellation Brands, Inc. 370 Woodcliff Drive, Suite 300 Fairport, NY 14450

From:	Citibank, N.A. 388 Greenwich Street, 5th Floor New York, NY 10013 Attn: Corporate Equity Derivatives Telephone: (212) 723-7361/(212) 723-7026 Facsimile: (212) 723-8328
Re:	Issuer Forward Repurchase Transaction

Ladies and Gentlemen:

The purpose of this communication (this “Confirmation”) is to confirm the terms and conditions of the Transaction entered into between Citibank, N.A. (“Bank”), and Constellation Brands, Inc. (“Counterparty”) on the Trade Date specified below (the “Transaction”). The terms of the Transaction shall be set forth in this Confirmation. This Confirmation shall constitute a “Confirmation” as referred to in the ISDA Master Agreement specified below.

1.    This Confirmation is subject to, and incorporates, the definitions and provisions of the 2000 ISDA Definitions (including the Annex thereto) (the “2000 Definitions”) and the definitions and provisions of the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”, and together with the 2000 Definitions, the “Definitions”), in each case as published by the International Swaps and Derivatives Association, Inc. (“ISDA”). In the event of any inconsistency between the 2000 Definitions and the Equity Definitions, the Equity Definitions will govern.

This Confirmation evidences a complete and binding agreement between Bank and Counterparty as to the terms of the Transaction to which this Confirmation relates. This Confirmation shall be subject to an agreement (the “Agreement”) in the form of the 2002 ISDA Master Agreement (the “ISDA Form”) as if Bank and Counterparty had executed an agreement in such form on the date of this Confirmation, but without any Schedule except for (i) the election of New York law (without regard to the conflicts of law principles) as the governing law and U.S. Dollars (“USD”) as the Termination Currency, (ii) the election that subparagraph (ii) of Section 2(c) will not apply to the Transaction, (iii) the election that the “Cross Default” provisions of Section 5(a)(vi) shall not apply to Counterparty, (iv) the election that no entity shall be specified as the “Specified Entity” with regard to Counterparty with respect to Section 5, and (v) an acknowledgment by Bank that, once Counterparty has fully satisfied its payment obligation as of the Prepayment Date (as defined below), no Event of Default or a Potential Event of Default shall occur with respect to which Counterparty may be the Defaulting Party. All provisions contained or incorporated by reference in the Agreement shall govern this Confirmation except as expressly modified herein.

All provisions contained in, or incorporated by reference to, the Agreement will govern this Confirmation except as expressly modified herein. In the event of any inconsistency between this Confirmation and either the Definitions or the Agreement, this Confirmation shall govern. The Transaction is a Share Forward Transaction within the meaning set forth in the Equity Definitions.

2.    The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:
Trade Date:	May 7, 2007
Seller:	Bank
Buyer:	Counterparty
	Shares:	Class A Common Stock, par value USD 0.01 per share, of Counterparty (Ticker Symbol: “STZ”)
	Prepayment:	Applicable
	Prepayment Amount:	USD 421,079,174
	Prepayment Date:	The first Scheduled Trading Day following the Trade Date
	Notional Amount:	USD 444,237,464
	Exchange:	New York Stock Exchange
	Related Exchange(s):	All Exchanges
	Calculation Agent:	Bank
Valuation Terms:
Averaging Dates:
Each of the consecutive Scheduled Trading Days commencing on, and including, the first Scheduled Trading Day immediately following the Trade Date and ending on, and including, the earlier of (i) the Scheduled Final Averaging Date or (ii) the Acceleration Date.

	Scheduled Final Averaging Date:	October 4, 2007
	Valuation Date:	The final Averaging Date
Acceleration of Valuation Date:
Bank shall have the right, in its absolute discretion, to accelerate the Valuation Date, by designating any Scheduled Trading Day, occurring on or after the Scheduled Earliest Acceleration Date, as such Valuation Date (the “Acceleration Date”) by delivering to Counterparty a written notice of such designation prior to the close of regular trading on the Exchange on the Scheduled Trading Day immediately following such Acceleration Date.

	Scheduled Earliest Acceleration Date:	June 29, 2007
Averaging Date Disruption:
Modified Postponement, provided that notwithstanding anything to the contrary in the Equity Definitions, if a Market Disruption Event occurs on any Averaging Date, the Calculation Agent may, if appropriate in light of market conditions, regulatory considerations or otherwise, take any or all of the following actions: (i) postpone the Valuation Date in accordance with the provisions of 6.7(c)(iii) of the Equity Definitions or (ii) determine that such Averaging Date is a Disrupted Day only in part, in which case the VWAP Price for such Averaging Date shall be determined by the Calculation Agent based on Rule 10b-18 eligible transactions in the Shares on such Averaging Date effected during the portion of such Averaging Date unaffected by such event or events, and the weighing of the VWAP Prices for all other Averaging Dates shall be adjusted by the Calculation Agent for purposes of determining the Settlement Price based on, among other factors, the duration of any Market Disruption Event and the volume, historical trading patterns and price of the Shares.

Market Disruption Events:
The first sentence of Section 6.3(a) of the Equity Definitions is hereby amended (A) by deleting the words “during the one hour period that ends at the relevant Valuation Time, Latest Exercise Time, Knock-In Valuation Time or Knock-Out Valuation Time, as the case may be,” in the third, fourth and fifth lines thereof, and (B) by replacing the words “or (iii) an Early Closure.” by “(iii) an Early Closure, or (iv) a Regulatory Disruption.”

Regulatory Disruption:
Any event that Bank reasonably and in good faith concludes, based on advice of outside legal counsel, that it is appropriate with regard to any legal, regulatory or self-regulatory requirements or related policies and procedures (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Bank, and including without limitation Rule 10b-5, Regulation 13D-G and Regulation 14E under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation M), for Bank to refrain from any market activity in connection with the Transaction and Bank actually refrains from market activity as a result of such event. Bank shall notify Counterparty as soon as reasonably practicable, but in no event later than 4:00 P.M. New York City time on the next Exchange Business Day following the day on which the Regulatory Disruption occurred that a Regulatory Disruption has occurred and the Averaging Dates affected by it.

Settlement Terms:
	Initial Share Delivery:	On the Initial Share Delivery Date, Bank shall deliver to Counterparty the number of Shares equal to (i) the Minimum Share Number minus (ii) the Original Share Number.
	Initial Share Delivery Date:	The first Scheduled Trading Day following the Trade Date.
	Minimum Share Number:	17,927,062
	Original Share Number:	1,028,000
	Settlement:	On the Settlement Date, Bank shall deliver to Counterparty, the Number of Shares to be Delivered.
	Settlement Date:	The date that falls one Settlement Cycle following the Valuation Date.
	Number of Shares to be Delivered:	A number of Shares equal to (i) the Settlement Share Number minus (ii) the Minimum Share Number.
Settlement Share Number:
A number of shares equal to (i) the Notional Amount divided by (ii) (A) the Settlement Price minus (B) the Discount per Share; provided that if such quotient is less than the Minimum Share Number, the Settlement Share Number shall be equal to such Minimum Share Number.

	Settlement Price:	The arithmetic average of the VWAP Prices for all Averaging Dates.
	Discount per Share:	USD 0.345
VWAP Price:
For any Averaging Date, the Rule 10b-18 dollar volume weighted average price per Share for such day based on transactions executed during such day, as reported on Bloomberg Page “STZ.N <Equity> AQR SEC” (or any successor thereto) or, in the event such price is not so reported on such day for any reason, as reasonably determined by the Calculation Agent.

	Excess Dividend Amount:	For the avoidance of doubt, all references to the Excess Dividend Amount in Section 9.2(a)(iii) of the Equity Definitions shall be deleted.
Share Delivery Mechanics:
To the extent Bank is obligated to deliver Shares hereunder, the provisions of the last sentence of Section 9.2 and Sections 9.4, 9.7, 9.8, 9.9, 9.10, 9.11 (except that the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws as a result of the fact that Counterparty is the Issuer of the Shares) and 9.12 of the Equity Definitions will be applicable as if Physical Settlement applied; provided that both the Initial Share Delivery Date and the Settlement Date shall be deemed to be a “Settlement Date” for purpose of Section 9.4.

Dividends:
	Dividend:	Any dividend or distribution on the Shares other than any dividend or distribution of the type described in Sections 11.2(e)(i), 11.2(e)(ii)(A) or 11.2(e)(ii)(B) of the Equity Definitions.
Share Adjustments:
	Method of Adjustment:	Calculation Agent Adjustment; provided that Dividends shall not be Potential Adjustment Events.
Extraordinary Events:
Consequences of Merger Events:
	(a) Share-for-Share:	Calculation Agent Adjustment
	(b) Share-for-Other:	Cancellation and Payment on the portion of the Other Consideration that consists of cash; Calculation Agent Adjustment on the remainder of the Other Consideration
	(c) Share-for-Combined:	Component Adjustment
	Tender Offer:	Applicable
Consequences of Tender Offers:
	(a) Share-for-Share:	Calculation Agent Adjustment
	(b) Share-for-Other:	Cancellation and Payment on the portion of the Other Consideration that consists of cash; Calculation Agent Adjustment on the remainder of the Other Consideration
	(c) Share-for-Combined:	Component Adjustment
Nationalization, Insolvency or Delisting:
Cancellation and Payment (Calculation Agent Determination); provided that in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall thereafter be deemed to be the Exchange.

Additional Disruption Events:
	Change in Law:	Applicable
	Insolvency Filing:	Applicable
	Determining Party:	For all Extraordinary Events, Bank
	Non-Reliance:	Applicable
	Agreements and Acknowledgments Regarding Hedging Activities:	Applicable
	Additional Acknowledgments:	Applicable
3.	Account Details:
	(a) Account for delivery of Shares to Counterparty	To be provided under separate cover
	(b) Account for payments to Counterparty:	To be provided under separate cover
	(c) Account for payments to Bank:	To be provided under separate cover
4.	Offices:
(a) The Office of Counterparty for the Transaction is: Counterparty is not a Multibranch Party
(b) The Office of Bank for the Transaction is: New York
5.	Notices: For purposes of this Confirmation:
(a) Address for notices or communications to Counterparty:
Constellation Brands, Inc. 370 Woodcliff Drive, Suite 300 Fairport, NY 14450 Attn: General Counsel Telephone: (585) 218-3650 Facsimile: (585) 218-3904
(b) Address for notices or communications to Bank:
Citibank, N.A. 388 Greenwich Street, 5th Floor New York, NY 10013 Attn: Corporate Equity Derivatives Telephone: (212) 723-7361/(212) 723-7026 Facsimile: (212) 723-8328
6.	Additional Provisions Relating to Transactions in the Shares.

(a)   Counterparty acknowledges and agrees that the Minimum Shares delivered on the Minimum Share Delivery Date may be sold short to Counterparty. Counterparty further acknowledges that Bank may, during the period from the Trade Date to the Valuation Date (the “Relevant Period”), purchase Shares in connection with the Transaction, which Shares may be used to cover all or a portion of such short sale or may be delivered to Counterparty. Such purchases will be conducted independently of Counterparty. The timing of such purchases by Bank, the number of Shares purchased by Bank on any day, the price paid per Share pursuant to such purchases and the manner in which such purchases are made, including without limitation whether such purchases are made on any securities exchange or privately, shall be within the absolute discretion of Bank. It is the intent of the parties that the Transaction comply with the requirements of Rule 10b5-1(c)(1)(i)(B) of the Exchange Act, and the parties agree that this Confirmation shall be interpreted to comply with the requirements of Rule 10b5-1(c). Counterparty acknowledges and agrees that (A) Counterparty does not have, and shall not attempt to exercise, any influence over how, when or whether Bank effects any purchases of Shares in connection with the Transaction, (B) during the period beginning on (but excluding) the Trade Date and ending on the last day of the Relevant Period, if any, neither Counterparty nor its officers or employees shall, directly or indirectly, communicate any information regarding Counterparty or the Shares to any employee of Bank or its affiliates responsible for trading the Shares in connection with the transactions contemplated hereby, (C) Counterparty is entering into the Transaction in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 promulgated under the Exchange Act and (D) Counterparty will not alter or deviate from this Confirmation or enter into or alter a corresponding hedging transaction with respect to the Shares. Counterparty also acknowledges and agrees that any amendment, modification, waiver or termination of this Confirmation must be effected in accordance with the requirements for the amendment or termination of a “plan” as defined in Rule 10b5-1(c) under the Exchange Act. Without limiting the generality of the foregoing, any such amendment, modification, waiver or termination shall be made in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5 under the Exchange Act, and no such amendment, modification, waiver or termination shall be made at any time at which Counterparty or any officer or director of Counterparty is aware of any material nonpublic information regarding Counterparty or the Shares.

(b)   Counterparty agrees that neither Counterparty nor any of its affiliates or agents shall, without prior notice to Bank, take any action that would cause Regulation M to be applicable to any purchases of Shares, or any security for which the Shares are a reference security (as defined in Regulation M), by Counterparty or any of its affiliated purchasers (as defined in Regulation M) during the Relevant Period.

(c)          Counterparty shall, at least one day prior to the first day of the Relevant Period, notify Bank of the total number of Shares purchased in Rule 10b-18 purchases of blocks pursuant to the once-a-week block exception contained in Rule 10b-18(b)(4) by or for Counterparty or any of its affiliated purchasers during each of the four calendar weeks preceding the first day of the Relevant Period and during the calendar week in which the first day of the Relevant Period occurs (“Rule 10b-18 purchase”, “blocks” and “affiliated purchaser” each being used as defined in Rule 10b-18).

(d)          During the Relevant Period, Counterparty shall (i) notify Bank prior to the opening of trading in the Shares on any day on which Counterparty makes, or expects to be made, any public announcement (as defined in Rule 165(f) under the Securities Act of 1933, as amended (the “Securities Act”), of any merger, acquisition, or similar transaction involving a recapitalization relating to the Company (other than any such transaction in which the consideration consists solely of cash and there is no valuation period), (ii) promptly notify Bank following any such announcement that such announcement has been made, and (iii) promptly deliver to Bank following the making of any such announcement a certificate indicating (A) Counterparty’s average daily Rule 10b-18 purchases (as defined in Rule 10b-18) during the three full calendar months preceding the date of the announcement of such transaction and (B) Counterparty’s block purchases (as defined in Rule 10b-18) effected pursuant to paragraph (b)(4) of Rule 10b-18 during the three full calendar months preceding the date of the announcement of such transaction. In addition, Counterparty shall promptly notify Bank of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders. Counterparty acknowledges that any such public announcement may result in a Regulatory Disruption and may cause the Relevant Period to be suspended. Accordingly, Counterparty acknowledges that its actions in relation to any such announcement or transaction must comply with the standards set forth in Section 6(a).

(e)          Without the prior written consent of Bank, which shall not be unreasonably delayed or withheld, Counterparty shall not, and shall cause its affiliated purchasers (each as defined in Rule 10b-18) not to, directly or indirectly (including, without limitation, by means of a cash-settled or other derivative instrument) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or commence any tender offer relating to, any Shares (or an equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share) or any security convertible into or exchangeable for Shares during the Relevant Period; provided, however, that such affiliated purchasers shall be entitled to purchase Shares from Counterparty upon the exercise of options granted to such affiliated purchasers or pursuant to any equity-based plan of Counterparty. During such time, any purchases of Shares (or any security convertible into or exchangeable for Shares) by Counterparty shall be made through Bank (unless otherwise consented to by Bank) and subject to such conditions as Bank shall impose, and shall be in compliance with Rule 10b-18 or otherwise in a manner that Counterparty and Bank believe is in compliance with applicable requirements (including, without limitation, Rule 10b-5, Regulation 13D-G and Regulation 14E under the Exchange Act).

(f)          Counterparty acknowledges that it shall not (i) declare any ordinary cash dividend on the Shares with a ex-dividend date occurring prior to or on the Valuation Date or (ii) declare any Dividend (as defined above) other than an ordinary cash dividend on the Shares, in either case that affects any Dividend for which the ex-dividend date occurs during the period from and including the Trade Date to and including the Valuation Date, and that any such declaration of a dividend shall constitute an Additional Termination Event with respect to this Transaction, with respect to which Counterparty shall the sole Affected Party.

7.	Representations, Warranties and Agreements.

(a)           In addition to the representations, warranties and agreements in the Agreement and those contained elsewhere herein, Counterparty represents and warrants to and for the benefit of, and agrees with, Bank as follows:

 (i) (A)    None of Counterparty and its officers and directors is aware of any material nonpublic information regarding Counterparty or the Shares and (B) Counterparty is in compliance in all material respects with its reporting obligations under the Exchange Act, and its most recent Annual Report on Form 10-K, together with all reports subsequently filed by it pursuant to the Exchange Act, taken together and as amended and supplemented to the date of this representation, do not, as of their respective filing dates, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

 (ii)   Without limiting the generality of Section 13.1 of the Equity Definitions, Counterparty acknowledges that Bank is not making any representations or warranties with respect to the treatment of the Transaction under FASB Statements 133, as amended, or 150, EITF Issue No. 00-19 (or any successor issue statements) or under FASB’s Liabilities & Equity Project.

(iii) Without limiting the generality of Section 3(a)(iii) of the Agreement, the Transaction will not violate Rule 13e-1 or Rule 13e-4 under the Exchange Act.

 (iv)   Prior to the Trade Date, Counterparty shall deliver to Bank a resolution of Counterparty’s board of directors authorizing the Transaction and such other certificate or certificates as Bank shall reasonably request. Counterparty has publicly disclosed on March 1, 2007 its intention to repurchase Shares for up to USD $500,000,000 and, since such disclosure has not purchased Shares for more than USD $500,000,000 minus the Prepayment Amount.

 (v)   Counterparty is not entering into this Confirmation to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) or otherwise in violation of the Exchange Act, and will not engage in any other securities or derivative transaction to such ends.

 (vi)  Counterparty is not entering into this Transaction on the basis of, and is not aware of, any material non-public information with respect to the Common Stock or in anticipation of, in connection with, or to facilitate, a distribution of its securities, a self tender offer or a third-party tender offer.

 (vii)  Counterparty is not, and after giving effect to the transactions contemplated hereby will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

 (viii) (A)  The assets of Counterparty at their fair valuation exceed the liabilities of Counterparty, including contingent liabilities, (B) the capital of Counterparty is adequate to conduct the business of Counterparty and (C) Counterparty has the ability to pay its debts and obligations as such debts mature and does not intend to, or does not believe that it will, incur debt beyond its ability to pay as such debts mature.

(b) Each of Bank and Counterparty agrees and represents that it is an “eligible contract participant” as defined in Section 1a(12) of the U.S. Commodity Exchange Act, as amended.

(c)    Each of Bank and Counterparty acknowledges that the offer and sale of the Transaction to it is intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) thereof. Accordingly, Counterparty represents and warrants to Bank that (i) it has the financial ability to bear the economic risk of its investment in the Transaction and is able to bear a total loss of its investment, (ii) it is an “accredited investor” as that term is defined in Regulation D as promulgated under the Securities Act, (iii) it is entering into the Transaction for its own account and without a view to the distribution or resale thereof, and (iv) the assignment, transfer or other disposition of the Transaction has not been and will not be registered under the Securities Act and is restricted under this Confirmation, the Securities Act and state securities laws.

(d)    The parties hereto agree and acknowledge that Bank is a “financial institution,” “swap participant” and “financial participant” within the meaning of Sections 101(22), 101(53C) and 101(22A) of Title 11 of the United States Code (the “Bankruptcy Code”). The parties hereto further agree and acknowledge that (A) this Confirmation is (i) a “securities contract,” as such term is defined in Section 741(7) of the Bankruptcy Code, with respect to which each payment and delivery hereunder or in connection herewith is a “settlement payment” within the meaning of Sections 362 and 546 of the Bankruptcy Code and (ii) a “swap agreement,” as such term is defined in Section 101(53B) of the Bankruptcy Code, with respect to which each payment and delivery hereunder or in connection herewith is a “transfer” and a “payment or other transfer of property” within the meaning of Sections 362 and 546 of the Bankruptcy Code, and (B) Bank is entitled to the protections afforded by, among other sections, Sections 362(b)(6), 362(b)(17), 362(o), 546(e), 546(g), 555, 560 and 561 of the Bankruptcy Code.

(e)    Bank represents and warrants that it has in place and agrees that it will maintain reasonable policies and procedures, taking into consideration the nature of its business, to ensure that individuals making investment decisions will not violate laws prohibiting trading on the basis of material nonpublic information. Such individuals shall not be in possession of material nonpublic information with respect to Counterparty during all relevant times beginning on the date hereof and continuing through the Relevant Period.

8.	Other Provisions.

(a)    Alternative Calculations and Payment on Early Termination and on Certain Extraordinary Events. If, Bank shall owe Counterparty any amount pursuant to Sections 12.2, 12.3, 12.6, 12.7 or 12.9 of the Equity Definitions (except in the event of an Insolvency, a Nationalization, a Tender Offer or a Merger Event, in each case, in which the consideration or proceeds to be paid to holders of Shares consists solely of cash) or pursuant to Section 6(d)(ii) of the Agreement (except in the event of an Event of Default in which Counterparty is the Defaulting Party or a Termination Event in which Counterparty is the Affected Party, that resulted from an event or events within Counterparty’s control) (a “Payment Obligation”), Counterparty shall have the right, in its sole discretion, to require Bank to satisfy any such Payment Obligation by the Share Termination Alternative (as defined below) by giving irrevocable telephonic notice to Bank, confirmed in writing within one Scheduled Trading Day, between the hours of 9:00 A.M. and 4:00 P.M. New York City time on the Merger Date, Tender Offer Date, Announcement Date or Early Termination Date, as applicable (“Notice of Share Termination”). Upon such Notice of Share Termination, the following provisions shall apply on the Scheduled Trading Day immediately following the Merger Date, the Tender Offer Date, Announcement Date or Early Termination Date, as applicable:

Share Termination Alternative:
Applicable and means that Bank shall deliver to Counterparty the Share Termination Delivery Property on the date on which the Payment Obligation would otherwise be due pursuant to Section 12.7 or 12.9 of the Equity Definitions or Section 6(d)(ii) of the Agreement, as applicable (the “Share Termination Payment Date”), in satisfaction of the Payment Obligation.

Share Termination Delivery Property:
A number of Share Termination Delivery Units, as calculated by the Calculation Agent, equal to the Payment Obligation divided by the Share Termination Unit Price. The Calculation Agent shall adjust the Share Termination Delivery Property by replacing any fractional portion of a security therein with an amount of cash equal to the value of such fractional security based on the values used to calculate the Share Termination Unit Price.

Share Termination Unit Price:
The value of property contained in one Share Termination Delivery Unit on the date such Share Termination Delivery Units are to be delivered as Share Termination Delivery Property, as determined by the Calculation Agent (pursuant to Paragraph (e) of this Section 9) and notified by the Calculation Agent to Bank at the time of notification of the Payment Obligation.

Share Termination Delivery Unit:
In the case of a Termination Event, Event of Default or Delisting, one Share or, in the case of an Insolvency, Nationalization, Merger Event or Tender Offer, a unit consisting of the number or amount of each type of property received by a holder of one Share (without consideration of any requirement to pay cash or other consideration in lieu of fractional amounts of any securities) in such Insolvency, Nationalization, Merger Event or Tender Offer. If such Insolvency, Nationalization, Merger Event or Tender Offer involves a choice of consideration to be received by holders, such holder shall be deemed to have elected to receive the maximum possible amount of cash.

	Failure to Deliver:	Applicable
Other applicable provisions:
If Share Termination Alternative is applicable, the provisions of Sections 9.8, 9.9, 9.10, 9.11 (except that the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws as a result of the fact that Counterparty is the Issuer of the Shares) and 9.12 of the Equity Definitions will be applicable, except that all references in such provisions to “Physically-Settled” shall be read as references to “settled by Share Termination Alternative” and all references to “Shares” shall be read as references to “Share Termination Delivery Units”.

(b)    Calculations. All determinations made by the Calculation Agent shall be made in good faith and in a commercially reasonable manner. Following any calculation by the Calculation Agent hereunder, upon a prior written request by the Counterparty, the Calculation Agent will provide to the Counterparty by e-mail to the e-mail address provided by the Counterparty in such a prior written request a report (in a commonly used file format for the storage and manipulation of financial data) displaying in reasonable detail the basis for such calculation.

(c)    Equity Rights. Bank acknowledges and agrees that this Confirmation is not intended to convey to it rights with respect to the Transaction that are senior to the claims of common stockholders in the event of Counterparty’s bankruptcy. For the avoidance of doubt, the parties agree that the preceding sentence shall not apply at any time other than during Counterparty’s bankruptcy to any claim arising as a result of a breach by Counterparty of any of its obligations under this Confirmation or the Agreement. For the avoidance of doubt, the parties acknowledge that this Confirmation is not secured by any collateral that would otherwise secure the obligations of Counterparty herein under or pursuant to any other agreement.

(d)    Assignment. Notwithstanding Section 7 of the Agreement, Bank may assign it rights and obligations under the Transaction, in whole and not in part, to any Affiliate of Bank effective upon delivery to Counterparty of the full unconditional guarantee by Bank, in favor of Counterparty, of the obligations of such Affiliate; provided, however, that Bank shall not assign its rights or delegate its obligations under this Transaction if such assignment or delegation would result in (i) an Event of Default with respect to which Bank is the Defaulting Party, a Termination Event, a Potential Event of Default with respect to which Bank would be the Defaulting Party or a potential Termination Event, (ii) Counterparty being required to pay to the transferee an amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) greater than the amount that Counterparty would have been required to pay Bank in the absence of such transfer, or (iii) Counterparty receiving a payment from which an amount has been withheld or deducted, on account of a Tax under Section 2(d)(i) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)), in excess of the amount that Bank would have been required to so withhold or deduct in the absence of such transfer, unless the transferee would be required to make additional payments pursuant to Section 2(d)(i)(4) corresponding to such withholding or deduction.

(e)    Agreement Regarding Calculations. In calculating any adjustment pursuant to Article 11 of the Equity Definitions or any amount payable pursuant to Article 12 of the Equity Definitions or Section 6 of the Agreement, the Calculation Agent shall not take into account (i) changes to costs of funding, stock loan rates or any dividends since the trade date or (ii) losses or costs incurred in connection with terminating, liquidating or re-establishing any hedge related to the Transaction (or any gain resulting from any of them).

(f)    Special Provisions for Counterparty Payments. The parties hereby agree that, notwithstanding anything to the contrary herein or in the Agreement, in the event that (i) an Early Termination Date (whether as a result of an Event of Default or Termination Event) occurs or is designated with respect to any Transaction and, as a result, Counterparty owes to Bank an amount calculated under Section 6(e) of the Agreement or (ii) an Extraordinary Event occurs that results in the termination or cancellation of any Transaction pursuant to Article 12 of the Equity Definitions and, as a result, Counterparty owes to Bank a Cancellation Amount or any other amount in respect to the Transaction, such amount shall be deemed to be zero. For the avoidance of doubt, the Counterparty shall not be required to make any additional cash payments (other than the Prepayment Amount) or deliver (or return) any Shares in connection with the Transaction.

(g)    Disclosure. Effective from the date of commencement of discussions concerning the Transaction, Counterparty and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) that are provided to Counterparty relating to such tax treatment and tax structure.

(h)    Designation by Bank. Notwithstanding any other provision in this Confirmation to the contrary, Bank (the “Designator”) may designate any of its Affiliates (the “Designee”) to deliver and otherwise perform its obligations to deliver any Shares or other securities in respect of the Transaction, and the Designee may assume such obligations, if any. Such designation shall not relieve the Designator of any of its obligations, if any, hereunder. Notwithstanding the previous sentence, if the Designee shall have performed the obligations, if any, of the Designator hereunder, then the Designator shall be discharged of its obligations, if any, to Counterparty to the extent of such performance.

(i)    No Commissions. For avoidance of doubt, Counterparty shall have no obligation to pay to Bank or to any other party any brokerage commission or similar fee for any purchase or sale of Shares (by any party) in connection with the Transaction.

(j)    Waiver of Trial by Jury. EACH OF COUNTERPARTY AND BANK HEREBY IRREVOCABLY WAIVES (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE TRANSACTION OR THE ACTIONS OF BANK OR ITS AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

(k)    Set-off and Netting. For the avoidance of doubt, the Parties' intention is that this Confirmation and the Transaction not be affected in any way by any other contractual arrangement between the Parties or their respective Affiliates (each, an “Other Contract”). Accordingly, (i) notwithstanding anything in this Confirmation to the contrary, neither Party shall be entitled to exercise any rights under this Confirmation or the Transaction based on an Other Contact, including, without limitation, any set-off or netting rights or any right to declare a default or termination under this Confirmation or Transaction due to a default by the other Party or its Affiliates under any Other Contract, and (ii) notwithstanding any provision in any Other Agreement to the contrary, neither Party nor any of its Affiliates shall be entitled to exercise any rights under any Other Contract based on this Confirmation or the Transaction, including, without limitation, any set-off or netting rights or any right to declare a default or termination under any Other Contract due to a default by the other Party or its Affiliates under this Confirmation or Transaction. In addition, each Party shall cause its Affiliates not to exercise any rights under any Other Contract based on this Confirmation or the Transaction and, upon the written request of the other Party, to cause such Affiliates to waive such rights as they relate to this Confirmation and the Transaction.

Please confirm your agreement to be bound by the terms stated herein by executing the copy of this Confirmation enclosed for that purpose and returning it to us by mail or facsimile transmission to the address for Notices indicated above.

Yours sincerely,

CITIBANK, N.A.

By:	/s/ William Ortner
Name:	William Ortner
Title:	Authorized Representative

Confirmed as of the date first above written:

CONSTELLATION BRANDS, INC.

By:	/s/ Thomas D. Roberts
Name:	Thomas D. Roberts
Title:	SVP + Treasurer